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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement   [_]  Confidential, for Use of the
     Commission Only                    (as permitted by Rule 14a-6(e)(2))

[_]  Definitive proxy statement

[X]  Definitive additional materials

[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

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                                KMART CORPORATION
                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:


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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing party:

     (4) Date filed:
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                               Kmart Corporation
                           3100 West Big Beaver Road
                                Troy, MI 48084

                      IMPORTANT NOTICE REGARDING DELIVERY
                         OF SECURITY HOLDER DOCUMENTS


TO THE STOCKHOLDERS OF
KMART CORPORATION

Do you find it wasteful to receive duplicate copies of annual reports and proxy statements mailed to your household? Since you receive two or more annual reports for different individuals with the same last name living in your household, you have the opportunity to help us stop wasting materials and postage.

Under new Securities and Exchange Commission rules, delivery of one annual report and proxy statement to two or more investors sharing the same mailing address is now permitted, under certain conditions. This procedure, called "householding," is available if you or those in your household have several
accounts registered on the books of Kmart Corporation.   Only one annual report
and proxy statement will be delivered to the shared mailing address. You will, however, still receive separate mailings of important personal information such as dividends and tax information, as well as separate proxy cards.

What do I need to do to receive just one set of annual disclosure material?
Not a thing. Unless EquiServe, which acts as our record keeping transfer agent, is notified otherwise within 60 days of the mailing of this notice, your consent is implied and only one set of materials will be sent to your household. This consent is considered perpetual, which means you will continue to receive a single annual report/proxy statement in the future unless you tell us otherwise.

What if I want to continue to receive multiple sets of material?
If you would like to continue to receive a separate set of material for yourself, call or write EquiServe at 1-800-336-6981; Fleet National Bank c/o EquiServe Limited Partnership, P. O. Box 8040, Boston, MA 02266-8040.

What if I consent to have one set of materials mailed now, but change my mind later?
Call or write EquiServe at the above number or address to turn off the householding instructions for yourself. We will then begin sending you separate annual reports and proxy statements within 30 days of receipt of your instruction.

The reason I receive multiple sets of material is because some of the stock belongs to my children. What happens when they move out and no longer live in my household?
When there is an address change for one of the members of the household, an additional set of materials will be sent directly to the shareholder at his/her new address.


                                   /s/ James E. Defebaugh IV
                                   ----------------------------------
                                   James E. Defebaugh IV
                                   Vice President and Secretary

Troy, Michigan
April 4, 2001